NSAR ITEM 77O
VK Florida Municipal Opportunity Trust
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase
    1          Pinellas County   Merrill   1,000,000   1.02           1/19/01
                    HFA

    2          Palm Beach Cnty FL  Lehman Brothers   500,000   0.62   4/30/01



Underwriters for #1
Merrill Lynch
Morgan Stanley Dean Witter
PaineWebber Incorporated
R.W. Baird
Salomon Smith Barney




Underwriters for #2
Lehman Brothers
Dain Rauscher Inc.
Morgan Stanley Dean Witter
Jackson Securities Inc.
UBS PaineWebber Inc.